UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Financial Institutions, Inc. (the “Company”), parent company of Five Star Bank (the “Bank”) is filing this amendment to its Current Report on Form 8-K, dated January 30, 2025, filed with the Securities and Exchange Commission (the “Prior Report”), in order to update certain financial information for the fiscal year and fourth quarter ended December 31, 2024 that was included in Exhibit 99.1 to the Prior Report (the “Original Earnings Release”). Certain financial information contained in the Original Earnings Release is accordingly updated as set forth below due to a subsequent event that occurred following the filing of the Prior Report.

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2025, the Company announced financial results for the fiscal year and fourth quarter ended December 31, 2024. Subsequent to issuing the Original Earnings Release and based on new information, the Company recorded a loss contingency related to the previously disclosed class action lawsuit to which the Company and the Bank are parties, brought by borrowers in New York and Pennsylvania regarding notices the Bank sent to defaulting borrowers after their vehicles were repossessed, which were alleged to have not fully complied with the relevant portions of the Uniform Commercial Code in both states.

On March 7, 2025, following a mediation held on February 28, 2025, the Company executed a Settlement Agreement (“the Settlement Agreement”) in full resolution of the matter. The Settlement Agreement is subject to Court approval. The Company does not anticipate that additional amounts will be accrued for this matter in 2025 or other future periods. The Company determined that the March 7, 2025 event meets the definition of a recognized subsequent event in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 855, Subsequent Events, at the December 31, 2024 balance sheet date and has therefore recorded a $23.0 million pre-tax litigation accrual, which reflects the agreed upon settlement less approximately $6.5 million of available related insurance proceeds, in the Company’s 2024 fourth quarter consolidated financial statements. This litigation accrual will be reflected in the Company’s consolidated financial statements for inclusion in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 to be filed with the Securities and Exchange Commission (“SEC”). As a result of the foregoing, net loss, as reported in the Original Earnings Release, was increased by $17.1 million to $82.8 million and $41.6 million for the fourth quarter of 2024 and full year 2024, respectively. Diluted loss per share, as reported in the Original Earnings Release, was increased by $1.05 to $5.07 for the fourth quarter of 2024 and by $1.09 to $2.75 for the full year 2024, respectively.

An updated version of the line items and reconciliations in the summary of financial data (unaudited) that have been updated and the corresponding figures presented in the Original Earnings Release are included below:

Dollars in thousands, except per share amounts
	December 31, 2024
SELECTED BALANCE SHEET DATA:	Original Earnings Release	Updated
Total assets	$6,111,187	$6,117,085
Other liabilities	196,506	219,528
Shareholders’ equity	586,108	568,984
Common shareholders’ equity	568,823	551,699
Tangible common equity (1)	508,065	490,941

CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	9.43%	9.15%
Common equity Tier 1 capital ratio	10.88%	10.54%
Tier 1 capital ratio	11.21%	10.87%
Total risk-based capital ratio	13.60%	13.25%
Common equity to assets	9.31%	9.02%
Tangible common equity to tangible assets (1)	8.40%	8.11%

Common book value per share	$28.33	$27.48
Tangible common book value per share (1)	$25.31	$24.45
(1)
See Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

Amounts in thousands, except per share amounts
	Year Ended December 31, 2024		Quarter Ended December 31, 2024
SELECTED INCOME STATEMENT DATA:	Original Earnings Release	Updated	Original Earnings Release	Updated
Provision for litigation settlement	$-	$23,022	$-	$23,022
Total noninterest expense	155,884	178,906	36,382	59,404
(Loss) income before income taxes	(45,126)	(68,148)	(92,246)	(115,268)
Income tax (benefit) expense	(20,604)	(26,502)	(26,559)	(32,457)
Net (loss) income	(24,522)	(41,646)	(65,687)	(82,811)
Preferred stock dividends	1,459	1,459	365	365
Net (loss) income available to common shareholders	(25,981)	(43,105)	(66,052)	(83,176)
FINANCIAL RATIOS:
Earnings (loss) per share–basic	$(1.66)	$(2.75)	$(4.02)	$(5.07)
Earnings (loss) per share–diluted	$(1.66)	$(2.75)	$(4.02)	$(5.07)
Common dividend payout ratio	-72.29%	-43.64%	-7.46%	-5.92%
Return on average assets (annualized)	-0.40%	-0.68%	-4.27%	-5.38%
Return on average equity (annualized)	-5.15%	-8.74%	-50.51%	-63.70%
Return on average common equity (annualized)	-5.66%	-9.39%	-52.54%	-65.90%
Return on average tangible common equity (annualized) (1)	-6.58%	-10.92%	-59.82%	-75.03%
Efficiency ratio (2)	71.75%	82.35%	71.74%	117.13%
Effective tax rate	-45.7%	-38.9%	-28.8%	-28.2%
(1)
See Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.
(2)
The efficiency ratio is calculated by dividing noninterest expense by net revenue, i.e., the sum of net interest income (fully taxable equivalent) and noninterest income before net gains on investment securities. This is a banking industry measure not required by GAAP.

Amounts in thousands, except per share amounts
	Year Ended December 31, 2024		Quarter Ended December 31, 2024
SELECTED AVERAGE BALANCES:	Original Earnings Release	Updated	Original Earnings Release	Updated
Total assets	$6,129,414	$6,129,430	$6,121,385	$6,121,449
Interest-bearing liabilities:
Savings and money market	2,012,215	2,012,139	1,992,360	1,992,059
Total interest-bearing liabilities	4,509,324	4,509,248	4,475,960	4,475,659
Noninterest-bearing demand deposits	953,341	953,417	947,127	947,428
Total deposits	5,211,794	5,211,794	5,241,779	5,241,779
Total liabilities	5,652,983	5,653,046	5,603,999	5,604,249
Shareholders’ equity	476,431	476,384	517,386	517,200
Common equity	459,139	459,092	500,096	499,910
Tangible common equity (1)	394,892	394,845	439,272	439,086
(1)
See Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP financial measure.

Reconciliation to Non-GAAP Financial Measures

In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the above schedules present certain non-GAAP financial measures. The Company believes that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, performance trends and financial position. Our management uses these measures for internal planning and forecasting purposes and we believe that our presentation and discussion, together with the accompanying reconciliations, allows investors, security analysts and other interested parties to view our performance and the factors and trends affecting our business in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP measures, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure to evaluate the Company. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. A reconciliation of these non-GAAP measures to GAAP measures is presented below.

Amounts in thousands, except per share amounts
	Year Ended December 31, 2024		As of and For the Quarter Ended December 31, 2024
	Original Earnings Release	Updated	Original Earnings Release	Updated
Ending tangible assets:
Total assets			$6,111,187	$6,117,085
Less: Goodwill and other intangible assets, net			60,758	60,758
Tangible assets			$6,050,429	$6,056,327

Ending tangible common equity:
Common shareholders’ equity			$568,823	$551,699
Less: Goodwill and other intangible assets, net			60,758	60,758
Tangible common equity			$508,065	$490,941

Tangible common equity to tangible assets (1)			8.40%	8.11%

Common shares outstanding			20,077	20,077
Tangible common book value per share (2)			$25.31	$24.45

Average tangible assets:
Average assets	$6,129,414	$6,129,430	$6,121,385	$6,121,449
Less: Average goodwill and other intangible assets, net	64,247	64,247	60,824	60,824
Average tangible assets	$6,065,167	$6,065,183	$6,060,561	$6,060,625

Average tangible common equity:
Average common equity	$459,139	$459,092	$500,096	$499,910
Less: Average goodwill and other intangible assets, net	64,247	64,247	60,824	60,824
Average tangible common equity	$394,892	$394,845	$439,272	$439,086

Net (loss) income available to common shareholders	$(25,981)	$(43,105)	$(66,052)	$(83,176)
Return on average tangible common equity (3)	-6.58%	-10.92%	-59.82%	-75.03%
(1)
Tangible common equity divided by tangible assets.
(2)
Tangible common equity divided by common shares outstanding.
(3)
Net income available to common shareholders (annualized) divided by average tangible common equity.

This information is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, of the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "preliminary," "should," or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: the Court’s approval of the settlement referenced herein[SB1] ; changes in interest rates; inflation; changes in deposit flows and the cost and availability of funds; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company’s customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the SEC, could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company’s compliance with regulatory requirements; and general economic and credit market conditions nationally and regionally; and the macroeconomic volatility related to the impact of public health emergencies or global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company published an updated investor presentation with data for the fourth quarter ended December 31, 2024. The presentation is available on the Company’s website at www.FISI-investors.com under “Events & Presentations”. Investors should note that the

Company announces material information in Securities and Exchange Commission (“SEC”) filings and press releases. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, www.FISI-investors.com, to communicate with investors about the Company. It is possible that the information posted there could be deemed to be material information. The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, of the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	March 10, 2025	By:	/s/ W. Jack Plants II
W. Jack Plants II Executive Vice President, Chief Financial Officer and Treasurer